COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME
OF $145 MILLION

Fourth Quarter 2013 EPS of 77 Cents Up 13 Percent from Fourth Quarter 2012
Full-Year 2013 EPS of $3.00 Up 12 Percent from 2012
Period-End Loans Up $1.3 Billion from Third Quarter 2013
7.4 Million Shares Repurchased in 2013 Under the Share Repurchase Program
73 Percent of 2013 Net Income Returned to Shareholders

DALLAS/January 17, 2014 -- Comerica Incorporated (NYSE: CMA) today reported fourth quarter 2013 net income of $145 million, compared to $147 million for the third quarter 2013 and $130 million for the fourth quarter 2012. Earnings per diluted share were 77 cents for the fourth quarter 2013, compared to 78 cents for the third quarter 2013 and 68 cents for the fourth quarter 2012.
Full-year 2013 net income was $569 million, an increase of $48 million, or 9 percent, compared to 2012. Earnings per diluted share were $3.00 for 2013, an increase of 33 cents, or 12 percent, compared to 2012.

(dollar amounts in millions, except per share data)	4th Qtr '13		3rd Qtr '13	4th Qtr '12
Net interest income (a)	$430		$412	$424
Provision for credit losses	9		8	16
Noninterest income	204		214	204
Noninterest expenses	429		417	427
Provision for income taxes	51		54	55

Net income	145		147	130

Net income attributable to common shares	143		145	128

Diluted income per common share	0.77		0.78	0.68

Average diluted shares (in millions)	186		187	188

Tier 1 common capital ratio (c)	10.60%	(b)	10.72%	10.14%
Basel III Tier 1 common capital ratio (c) (d)	10.3		10.4	9.8
Tangible common equity ratio (c)	10.11		9.87	9.76

(a)
Included accretion of the purchase discount on the acquired loan portfolio of $23 million, $8 million and $13 million in the fourth quarter 2013, third quarter 2013 and fourth quarter 2012, respectively.

(b)	December 31, 2013 ratio is estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

(d)	Estimated ratios based on the standardized approach in the final rule and excluding most elements of accumulated other comprehensive income (AOCI).

"Our relationship banking focus and our customers' strength in this uncertain national economy drove a 3 percent increase in average loans and a 4 percent increase in average deposits in 2013," said Ralph W. Babb Jr., chairman and chief executive officer. "2013 net income increased 9 percent, primarily as a result of tight expense control and strong credit quality, offsetting the headwinds of the continuing low rate environment.
"Average loans in the fourth quarter 2013 were stable, compared to the prior quarter, while growth trends throughout the quarter were positive, resulting in a broad-based, $1.3 billion increase in period-end loans. Earnings in the fourth quarter of 2013, compared to the prior quarter, reflected greater than expected purchase accounting accretion. This was offset by slightly lower fee income, following strong fee generation in the

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 2

third quarter and the impact of slower economic activity, as well as additional costs related to regulatory compliance.
"Our solid capital position supports our growth and provides us the ability to return excess capital to our shareholders. We repurchased 7.4 million shares in 2013 under our share repurchase program; together with dividends we returned 73 percent of 2013 net income to shareholders. We recently filed our 2014-2015 capital plan with the Federal Reserve, which is expected to release its summary results in March 2014.
"In this low rate environment, our conservative, consistent approach to banking continues to serve us well, including our credit management, investment strategy, and capital position. We are pleased with our footprint, where there are many opportunities to leverage our relationship banking strategy by providing our customers with the products and services they desire."
Full-Year 2013 and Fourth Quarter Overview
Full-Year 2013 Compared to Full-Year 2012

•	Net income of $569 million for 2013 increased $48 million, or 9 percent, compared to 2012.

•
Average total loans increased $1.1 billion, or 3 percent, to $44.4 billion, primarily reflecting an increase of $1.7 billion, or 7 percent, in commercial loans, partially offset by a decrease of $686 million, or 6 percent, in combined commercial mortgage and real estate construction loans. The increase in commercial loans was primarily driven by increases in National Dealer Services, general Middle Market and Energy, partially offset by decreases in Mortgage Banker Finance and Corporate Banking.

•
Average total deposits increased $2.2 billion, or 4 percent, to $51.7 billion, reflecting increases of $1.4 billion, or 7 percent, in noninterest-bearing deposits and $803 million, or 3 percent, in interest-bearing deposits.

•
Net interest income of $1.7 billion decreased by $56 million, or 3 percent, primarily as a result of a decrease in yields and a decrease in accretion of the purchase discount on the acquired loan portfolio, partially offset by a decrease in funding costs. Loan yields decreased primarily as a result of shifts in the average loan portfolio mix and lower LIBOR rates, while yields on mortgage-backed securities declined primarily due to prepayments on higher-yielding securities and reinvestments at lower yields.

•
Credit quality of the loan portfolio remained strong. The provision for credit losses declined $33 million to $46 million in 2013 compared to 2012. Net credit-related charge-offs decreased $97 million to $73 million.

•
Noninterest income increased $8 million, or 1 percent, to $826 million in 2013. The increase reflected an increase of $13 million in customer-driven fee income, partially offset by a decrease of $5 million in noncustomer-driven categories.

•
Noninterest expenses decreased $79 million, or 4 percent, to $1.7 billion in 2013, primarily reflecting decreases of $35 million in merger and restructuring charges and $23 million in litigation-related expenses, as well as declines in several other categories of noninterest expenses, reflecting tight expense control.

Fourth Quarter 2013 Compared to Third Quarter 2013

•
Average total loans remained stable at $44.1 billion, as increases in National Dealer Services and Technology and Life Sciences were offset by a decrease in Mortgage Banker Finance. Period-end total loans increased $1.3 billion, or 3 percent, to $45.5 billion, reflecting increases in almost all lines of business.

•
Average total deposits increased $904 million, or 2 percent, to $52.8 billion, reflecting increases in most lines of business and all primary markets. Period-end deposits increased $383 million, or 1 percent, to $53.3 billion, primarily reflecting an increase of $404 million in interest-bearing deposits.

•
Net interest income increased $18 million, or 4 percent, to $430 million in the fourth quarter 2013, compared to $412 million in the third quarter 2013, primarily reflecting a $15 million increase in accretion on the acquired portfolio and a $5 million increase in interest collected from nonaccrual loans. The increase in accretion resulted from better than expected collections on the purchased credit-impaired portfolio due to improvements in the economic environment.

•	The provision for credit losses was $9 million in the fourth quarter 2013, compared to $8 million in the third quarter 2013, reflecting continued strong credit quality.

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 3

•	Noninterest income decreased $10 million to $204 million in the fourth quarter 2013, reflecting decreases of $5 million in customer-driven fee income and $5 million in noncustomer-driven income.

•
Noninterest expenses increased $12 million to $429 million in the fourth quarter 2013, primarily reflecting an increase of $7 million in salaries expense, of which $6 million was due to an increase in deferred compensation, and a $5 million increase in litigation-related expenses from a low third quarter amount.

•	Capital remained solid at December 31, 2013, as evidenced by an estimated Tier 1 common capital ratio of 10.60 percent and a tangible common equity ratio of 10.11 percent.

Net Interest Income

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net interest income	$430	$412	$424

Net interest margin	2.86%	2.79%	2.87%

Selected average balances:
Total earning assets	$59,924	$58,892	$59,276
Total loans	44,054	44,094	44,119
Total investment securities	9,365	9,380	10,250
Federal Reserve Bank deposits (excess liquidity)	6,260	5,156	4,638

Total deposits	52,769	51,865	51,282
Total noninterest-bearing deposits	23,532	22,379	22,758

•	Net interest income of $430 million in the fourth quarter 2013 increased $18 million compared to the third quarter 2013.

◦
Interest on loans increased $16 million, primarily reflecting an increase in the accretion of the purchase discount on the acquired loan portfolio ($15 million) and an increase in interest collected on nonaccrual loans ($5 million), partially offset by the impact of loan portfolio dynamics ($4 million), including a decline in LIBOR and other shifts in portfolio mix.

◦	Interest on mortgage-backed investment securities increased net interest income by $1 million, primarily as a result of improvement in yields due to slowing prepayment speeds.

◦	A decrease in funding costs increased net interest income by $1 million, primarily reflecting lower deposit pricing and a shift in the deposit mix.

•
The net interest margin of 2.86 percent increased 7 basis points compared to the third quarter 2013. The increase in net interest margin was primarily due to an increase in the accretion of the purchase discount on the acquired loan portfolio (+10 basis points), an increase in interest collected on nonaccrual loans (+3 basis points), the impact of yield improvements on mortgage-backed securities (+1 basis point) and lower funding costs (+1 basis point), partially offset by an increase in excess liquidity (-5 basis points) and lower loan yields (-3 basis points).

•
Average earning assets increased $1.0 billion to $59.9 billion in the fourth quarter 2013, compared to the third quarter 2013, reflecting an increase of $1.1 billion in excess liquidity due to deposit growth.

Noninterest Income
Noninterest income decreased $10 million to $204 million for the fourth quarter 2013, compared to $214 million for the third quarter 2013. Customer-driven fee income decreased $5 million and noncustomer-driven income decreased $5 million. The decrease in customer-driven fee income reflected a $2 million decrease in letter of credit fees and small decreases in other categories of noninterest income, partially offset by a $2 million increase in fiduciary income. The decrease in noncustomer-driven income was primarily due to a $6 million decrease in warrant income and a $3 million decrease in income on bank-owned life insurance, partially offset by a $6 million increase in deferred compensation plan asset returns, which was offset by an increase in deferred compensation expense as described below.

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 4

Noninterest Expenses
Noninterest expenses of $429 million in the fourth quarter 2013 increased $12 million compared to the third quarter 2013. Excluding a $6 million increase in deferred compensation expense, noninterest expenses increased $6 million, primarily reflecting the impact of a $5 million favorable outcome in litigation in the third quarter. The $6 million increase in deferred compensation expense (included in salaries expense) was offset by the increase in deferred compensation asset returns in noninterest income. Incentive compensation remained unchanged from the elevated third quarter level as financial performance relative to peers continued to improve.
Credit Quality
"The provision for credit losses was $9 million in the fourth quarter 2013, compared to $8 million in the third quarter 2013, reflecting continued strong credit quality and an increase in loan commitments and outstandings," said Babb. "Net credit-related charge-offs decreased slightly and remain at a very low level."

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net credit-related charge-offs	$13	$19	$37
Net credit-related charge-offs/Average total loans	0.12%	0.18%	0.34%

Provision for credit losses	$9	$8	$16

Nonperforming loans (a)	374	459	541
Nonperforming assets (NPAs) (a)	383	478	595
NPAs/Total loans and foreclosed property	0.84%	1.08%	1.29%

Loans past due 90 days or more and still accruing	$16	$25	$23

Allowance for loan losses	598	604	629
Allowance for credit losses on lending-related commitments (b)	36	34	32
Total allowance for credit losses	634	638	661

Allowance for loan losses/Period-end total loans	1.32%	1.37%	1.37%
Allowance for loan losses/Nonperforming loans	160	131	116

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Nonaccrual loans decreased $87 million, to $350 million at December 31, 2013, compared to $437 million at September 30, 2013.

•	Criticized loans decreased $201 million, to $2.3 billion at December 31, 2013, compared to $2.5 billion at September 30, 2013.

•	During the fourth quarter 2013, $23 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $27 million from the third quarter 2013.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $65.2 billion and $7.2 billion, respectively, at December 31, 2013, compared to $64.7 billion and $7.0 billion, respectively, at September 30, 2013. The $540 million increase in total assets primarily reflected an increase of $1.3 billion in loans, partially offset by decreases of $437 million in excess liquidity and $181 million in investment securities available-for-sale.
There were approximately 182 million common shares outstanding at December 31, 2013. Combined with the dividend of $0.17 per share, share repurchases under the share repurchase program and dividends returned 71 percent of fourth quarter 2013 net income to shareholders.
Comerica's tangible common equity ratio was 10.11 percent at December 31, 2013, an increase of 24 basis points from September 30, 2013. The estimated Tier 1 common capital ratio decreased 12 basis points, to 10.60 percent at December 31, 2013, from September 30, 2013. The estimated Tier 1 common ratio under fully phased-in Basel III capital rules and excluding most elements of AOCI was 10.3 percent percent at December 31, 2013.

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 5

Full-Year 2014 Outlook
Management expectations for full-year 2014 compared to full-year 2013, assuming a continuation of the slow growing economy and low rate environment, are as follows:

•
Average loan growth consistent with 2013, reflecting stabilization in Mortgage Banker Finance near average fourth quarter 2013 levels, improving trends in Commercial Real Estate and continued focus on pricing and structure discipline.

•
Net interest income modestly lower, reflecting a decrease in purchase accounting accretion, to $10 million to $20 million, and the effect of a continued low rate environment, partially offset by loan growth.

•	Provision for credit losses stable as a result of continued strong credit quality.

•	Noninterest income stable, reflecting continued growth in customer-driven fee income.

•	Noninterest expenses lower, reflecting a more than 50 percent reduction in pension expense. Increases in merit, healthcare and regulatory costs mostly offset by continued expense discipline.

•	Income tax expense to approximate 28 percent of pre-tax income.

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 6

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at December 31, 2013 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2013 results compared to third quarter 2013.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr '13		3rd Qtr '13		4th Qtr '12
Business Bank	$200	84%	$209	91%	$209	90%
Retail Bank	14	6	6	3	8	3
Wealth Management	23	10	15	6	16	7
	237	100%	230	100%	233	100%
Finance	(92)		(87)		(102)
Other (a)	—		4		(1)
Total	$145		$147		$130
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net interest income (FTE)	$387	$368	$387
Provision for credit losses	24	(1)	6
Noninterest income	80	89	79
Noninterest expenses	151	153	149
Net income	200	209	209

Net credit-related charge-offs	6	9	26

Selected average balances:
Assets	35,042	35,298	35,359
Loans	34,020	34,178	34,325
Deposits	26,873	26,284	26,051

•
Average loans decreased $158 million, primarily reflecting decreases in Mortgage Banker Finance and Energy, partially offset by increases in National Dealer Services and Technology and Life Sciences. Period-end loans increased $1.1 billion.

•
Average deposits increased $589 million, primarily reflecting increases in Corporate Banking, Technology and Life Sciences and Commercial Real Estate, partially offset by a decline in general Middle Market.

•	Net interest income increased $19 million, primarily due to an increase in purchase accounting accretion and an increase in funds transfer pricing credits.

•	The provision for credit losses increased $25 million, primarily reflecting an increase in period-end loan balances, partially offset by improved credit quality.

•	Noninterest income decreased $9 million, primarily due to a decrease in warrant income.

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 7

Retail Bank

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net interest income (FTE)	$150	$151	$156
Provision for credit losses	(8)	10	7
Noninterest income	43	45	43
Noninterest expenses	180	177	181
Net income	14	6	8

Net credit-related charge-offs	4	7	6

Selected average balances:
Assets	5,997	5,967	5,952
Loans	5,323	5,285	5,255
Deposits	21,438	21,257	20,910

•	Average loans increased $38 million, primarily due to an increase in Small Business.

•	Average deposits increased $181 million, primarily due to an increase in Retail Banking.

•	The provision for credit losses decreased $18 million, primarily due to improved credit quality, partially offset by an increase in period-end loan balances.
Wealth Management

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net interest income (FTE)	$47	$45	$47
Provision for credit losses	(9)	1	2
Noninterest income	61	61	65
Noninterest expenses	82	81	84
Net income	23	15	16

Net credit-related charge-offs	3	3	5

Selected average balances:
Assets	4,873	4,789	4,686
Loans	4,711	4,631	4,539
Deposits	3,933	3,782	3,798

•	Average loans increased $80 million, primarily due to an increase in Private Banking.

•	Average deposits increased $151 million, primarily due to an increase in Private Banking.

•	The provision for credit losses decreased $10 million, primarily reflecting improved credit quality, partially offset by an increase in period-end loan balances.

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 8

Geographic Market Segments
Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at December 31, 2013 and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr '13		3rd Qtr '13		4th Qtr '12
Michigan	$63	26%	$73	32%	$74	32%
California	76	32	71	31	62	26
Texas	52	22	35	15	47	20
Other Markets	46	20	51	22	50	22
	237	100%	230	100%	233	100%
Finance & Other (a)	(92)		(83)		(103)
Total	$145		$147		$130
(a) Includes items not directly associated with the geographic markets.

•
Average loans increased $429 million and $47 million in California and Michigan, respectively, and decreased $176 million in Texas. The increases in California and Michigan primarily reflected an increase in National Dealer Services. Technology and Life Sciences also contributed to the increase in California. The decrease in Texas was primarily due to a decrease in Energy.

•
Average deposits increased $36 million in Michigan, primarily due to an increase in Small Business. In California, average deposits increased $652 million, primarily reflecting increases in Corporate Banking and Private Banking. The increase in Texas of $238 million was primarily due to increases in Technology and Life Sciences, Energy and Retail Banking.

•
The provision for credit losses decreased $12 million in Texas and $5 million in California, primarily reflecting improved credit quality, partially offset by an increase in period-end loan balances. In Michigan, the provision increased $15 million, primarily due to an increase in period-end loan balances.

•	Noninterest income in California decreased $5 million, primarily due to a decrease in warrant income.
Michigan Market

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net interest income (FTE)	$187	$186	$192
Provision for credit losses	7	(8)	(8)
Noninterest income	89	88	97
Noninterest expenses	170	167	180
Net income	63	73	74

Net credit-related charge-offs	(4)	1	1

Selected average balances:
Assets	13,712	13,744	13,782
Loans	13,323	13,276	13,415
Deposits	20,501	20,465	20,019

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 9

California Market

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net interest income (FTE)	$176	$171	$178
Provision for credit losses	(8)	(3)	7
Noninterest income	37	42	35
Noninterest expenses	100	101	100
Net income	76	71	62

Net credit-related charge-offs	(2)	8	12

Selected average balances:
Assets	14,710	14,245	13,549
Loans	14,431	14,002	13,275
Deposits	15,219	14,567	15,457
Texas Market

(dollar amounts in millions)	4th Qtr '13	3rd Qtr '13	4th Qtr '12
Net interest income (FTE)	$147	$129	$136
Provision for credit losses	5	17	4
Noninterest income	33	35	31
Noninterest expenses	93	92	90
Net income	52	35	47

Net credit-related charge-offs	13	4	5

Selected average balances:
Assets	10,458	10,642	10,554
Loans	9,766	9,942	9,818
Deposits	10,536	10,298	9,809
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2013 financial results at 7 a.m. CT Friday, January 17, 2014. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 23046513). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FOURTH QUARTER 2013 NET INCOME OF $145 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2012 and on page 68 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2013	2013	2012	2013	2012
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.77	$0.78	$0.68	$3.00	$2.67
Cash dividends declared	0.17	0.17	0.15	0.68	0.55
Common shareholders' equity (at period end)	39.39	37.94	36.87
Tangible common equity (at period end) (a)	35.81	34.38	33.38

Average diluted shares (in thousands)	186,166	187,104	187,954	186,927	192,473
KEY RATIOS
Return on average common shareholders' equity	8.26%	8.50%	7.36%	8.17%	7.43%
Return on average assets	0.90	0.92	0.81	0.89	0.83
Tier 1 common capital ratio (a) (b)	10.60	10.72	10.14
Tier 1 risk-based capital ratio (b)	10.60	10.72	10.14
Total risk-based capital ratio (b)	13.05	13.42	13.15
Leverage ratio (b)	10.82	10.88	10.57
Tangible common equity ratio (a)	10.11	9.87	9.76
AVERAGE BALANCES
Commercial loans	$27,683	$27,759	$27,462	$27,971	$26,224
Real estate construction loans:
Commercial Real Estate business line (c)	1,363	1,263	1,033	1,241	1,031
Other business lines (d)	289	259	266	245	359
Total real estate construction loans	1,652	1,522	1,299	1,486	1,390
Commercial mortgage loans:
Commercial Real Estate business line (c)	1,608	1,714	1,939	1,738	2,259
Other business lines (d)	7,106	7,229	7,580	7,322	7,583
Total commercial mortgage loans	8,714	8,943	9,519	9,060	9,842
Lease financing	838	839	839	847	864
International loans	1,303	1,252	1,314	1,275	1,272
Residential mortgage loans	1,679	1,642	1,525	1,620	1,505
Consumer loans	2,185	2,137	2,161	2,153	2,209
Total loans	44,054	44,094	44,119	44,412	43,306

Earning assets	59,924	58,892	59,276	59,091	57,483
Total assets	64,605	63,660	64,257	63,936	62,572

Noninterest-bearing deposits	23,532	22,379	22,758	22,379	21,004
Interest-bearing deposits	29,237	29,486	28,524	29,332	28,529
Total deposits	52,769	51,865	51,282	51,711	49,533

Common shareholders' equity	7,010	6,923	7,062	6,968	7,012
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$431	$413	$425	$1,675	$1,731
Fully taxable equivalent adjustment	1	1	1	3	3
Net interest margin (fully taxable equivalent basis)	2.86%	2.79%	2.87%	2.84%	3.03%
CREDIT QUALITY
Nonaccrual loans	$350	$437	$519
Reduced-rate loans	24	22	22
Total nonperforming loans (e)	374	459	541
Foreclosed property	9	19	54
Total nonperforming assets (e)	383	478	595

Loans past due 90 days or more and still accruing	16	25	23

Gross loan charge-offs	41	39	60	$153	$245
Loan recoveries	28	20	23	80	75
Net loan charge-offs	13	19	37	73	170

Allowance for loan losses	598	604	629
Allowance for credit losses on lending-related commitments	36	34	32
Total allowance for credit losses	634	638	661

Allowance for loan losses as a percentage of total loans	1.32%	1.37%	1.37%
Net loan charge-offs as a percentage of average total loans (f)	0.12	0.18	0.34	0.16%	0.39%
Nonperforming assets as a percentage of total loans and foreclosed property (e)	0.84	1.08	1.29
Allowance for loan losses as a percentage of total nonperforming loans	160	131	116

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	December 31, 2013 ratios are estimated.

(c)	Primarily loans to real estate developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Lending-related commitment charge-offs were insignificant in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2013	2013	2012
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,140	$1,384	$1,395

Federal funds sold	—	—	100
Interest-bearing deposits with banks	5,311	5,704	3,039
Other short-term investments	112	106	125

Investment securities available-for-sale	9,307	9,488	10,297

Commercial loans	28,815	27,897	29,513
Real estate construction loans	1,762	1,552	1,240
Commercial mortgage loans	8,787	8,785	9,472
Lease financing	845	829	859
International loans	1,327	1,286	1,293
Residential mortgage loans	1,697	1,650	1,527
Consumer loans	2,237	2,152	2,153
Total loans	45,470	44,151	46,057
Less allowance for loan losses	(598)	(604)	(629)
Net loans	44,872	43,547	45,428

Premises and equipment	594	604	622
Accrued income and other assets	3,874	3,837	4,063
Total assets	$65,210	$64,670	$65,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$23,875	$23,896	$23,279

Money market and interest-bearing checking deposits	22,332	21,697	21,273
Savings deposits	1,673	1,645	1,606
Customer certificates of deposit	5,063	5,180	5,531
Foreign office time deposits	349	491	502
Total interest-bearing deposits	29,417	29,013	28,912
Total deposits	53,292	52,909	52,191

Short-term borrowings	253	226	110
Accrued expenses and other liabilities	941	1,001	1,106
Medium- and long-term debt	3,543	3,565	4,720
Total liabilities	58,029	57,701	58,127

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,179	2,171	2,162
Accumulated other comprehensive loss	(391)	(541)	(413)
Retained earnings	6,349	6,239	5,931
Less cost of common stock in treasury - 45,860,786 shares at 12/31/13, 44,483,659 shares at 9/30/13 and 39,889,610 shares at 12/31/12	(2,097)	(2,041)	(1,879)
Total shareholders' equity	7,181	6,969	6,942
Total liabilities and shareholders' equity	$65,210	$64,670	$65,069

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans	$397	$398	$1,556	$1,617
Interest on investment securities	55	55	214	234
Interest on short-term investments	4	3	14	12
Total interest income	456	456	1,784	1,863
INTEREST EXPENSE
Interest on deposits	12	16	55	70
Interest on medium- and long-term debt	14	16	57	65
Total interest expense	26	32	112	135
Net interest income	430	424	1,672	1,728
Provision for credit losses	9	16	46	79
Net interest income after provision for credit losses	421	408	1,626	1,649
NONINTEREST INCOME
Service charges on deposit accounts	53	52	214	214
Fiduciary income	43	42	171	158
Commercial lending fees	28	25	99	96
Card fees	19	17	74	65
Letter of credit fees	15	17	64	71
Bank-owned life insurance	9	9	40	39
Foreign exchange income	9	9	36	38
Brokerage fees	4	5	17	19
Net securities gains (losses)	—	1	(1)	12
Other noninterest income	24	27	112	106
Total noninterest income	204	204	826	818
NONINTEREST EXPENSES
Salaries	203	196	769	778
Employee benefits	61	59	246	240
Total salaries and employee benefits	264	255	1,015	1,018
Net occupancy expense	41	42	160	163
Equipment expense	15	15	60	65
Outside processing fee expense	30	28	119	107
Software expense	24	23	90	90
FDIC insurance expense	7	9	33	38
Advertising expense	3	6	21	27
Other real estate expense	(1)	3	2	9
Merger and restructuring charges	—	2	—	35
Other noninterest expenses	46	44	178	205
Total noninterest expenses	429	427	1,678	1,757
Income before income taxes	196	185	774	710
Provision for income taxes	51	55	205	189
NET INCOME	145	130	569	521
Less income allocated to participating securities	2	2	8	6
Net income attributable to common shares	$143	$128	$561	$515
Earnings per common share:
Basic	$0.79	$0.68	$3.07	$2.68
Diluted	0.77	0.68	3.00	2.67

Comprehensive income (loss)	295	(30)	591	464

Cash dividends declared on common stock	31	28	126	106
Cash dividends declared per common share	0.17	0.15	0.68	0.55

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2013 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2013		Fourth Quarter 2012
(in millions, except per share data)	2013	2013	2013	2013	2012	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$397	$381	$388	$390	$398	$16	4%	$(1)	—%
Interest on investment securities	55	54	52	53	55	1	2	—	—
Interest on short-term investments	4	4	3	3	3	—	—	1	27
Total interest income	456	439	443	446	456	17	4	—	—
INTEREST EXPENSE
Interest on deposits	12	13	15	15	16	(1)	(8)	(4)	(24)
Interest on medium- and long-term debt	14	14	14	15	16	—	—	(2)	(15)
Total interest expense	26	27	29	30	32	(1)	(5)	(6)	(20)
Net interest income	430	412	414	416	424	18	4	6	1
Provision for credit losses	9	8	13	16	16	1	22	(7)	(42)
Net interest income after provision for credit losses	421	404	401	400	408	17	4	13	3
NONINTEREST INCOME
Service charges on deposit accounts	53	53	53	55	52	—	—	1	1
Fiduciary income	43	41	44	43	42	2	2	1	4
Commercial lending fees	28	28	22	21	25	—	—	3	6
Card fees	19	20	18	17	17	(1)	(1)	2	15
Letter of credit fees	15	17	16	16	17	(2)	(9)	(2)	(13)
Bank-owned life insurance	9	12	10	9	9	(3)	(25)	—	—
Foreign exchange income	9	9	9	9	9	—	—	—	—
Brokerage fees	4	4	4	5	5	—	—	(1)	(14)
Net securities gains (losses)	—	1	(2)	—	1	(1)	(43)	(1)	(82)
Other noninterest income	24	29	34	25	27	(5)	(16)	(3)	(6)
Total noninterest income	204	214	208	200	204	(10)	(5)	—	—
NONINTEREST EXPENSES
Salaries	203	196	182	188	196	7	4	7	4
Employee benefits	61	59	63	63	59	2	3	2	4
Total salaries and employee benefits	264	255	245	251	255	9	3	9	4
Net occupancy expense	41	41	39	39	42	—	—	(1)	(2)
Equipment expense	15	15	15	15	15	—	—	—	—
Outside processing fee expense	30	31	30	28	28	(1)	(7)	2	5
Software expense	24	22	22	22	23	2	11	1	6
FDIC insurance expense	7	9	8	9	9	(2)	(19)	(2)	(22)
Advertising expense	3	6	6	6	6	(3)	(49)	(3)	(48)
Other real estate expense	(1)	1	1	1	3	(2)	N/M	(4)	N/M
Merger and restructuring charges	—	—	—	—	2	—	—	(2)	N/M
Other noninterest expenses	46	37	50	45	44	9	23	2	1
Total noninterest expenses	429	417	416	416	427	12	3	2	—
Income before income taxes	196	201	193	184	185	(5)	(2)	11	6
Provision for income taxes	51	54	50	50	55	(3)	(5)	(4)	(7)
NET INCOME	145	147	143	134	130	(2)	(2)	15	11
Less income allocated to participating securities	2	2	2	2	2	—	—	—	—
Net income attributable to common shares	$143	$145	$141	$132	$128	$(2)	(2)%	$15	11%
Earnings per common share:
Basic	$0.79	$0.80	$0.77	$0.71	$0.68	$(0.01)	(1)%	$0.11	16%
Diluted	0.77	0.78	0.76	0.70	0.68	(0.01)	(1)	0.09	13

Comprehensive income (loss)	295	144	15	137	(30)	151	N/M	325	N/M

Cash dividends declared on common stock	31	31	32	32	28	—	—	3	10
Cash dividends declared per common share	0.17	0.17	0.17	0.17	0.15	—	—	0.02	13
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2013				2012
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$604	$613	$617	$629	$647

Loan charge-offs:
Commercial	31	20	19	21	42
Real estate construction:
Commercial Real Estate business line (a)	—	1	2	—	1
Other business lines (b)	—	—	—	—	—
Total real estate construction	—	1	2	—	1
Commercial mortgage:
Commercial Real Estate business line (a)	1	6	2	1	5
Other business lines (b)	4	3	7	12	6
Total commercial mortgage	5	9	9	13	11
International	—	—	—	—	—
Residential mortgage	1	1	1	1	2
Consumer	4	8	4	3	4
Total loan charge-offs	41	39	35	38	60

Recoveries on loans previously charged-off:
Commercial	17	8	11	6	13
Real estate construction	3	2	1	1	1
Commercial mortgage	5	7	3	5	6
Lease financing	—	1	—	—	—
International	—	—	—	—	1
Residential mortgage	1	1	1	1	1
Consumer	2	1	2	1	1
Total recoveries	28	20	18	14	23
Net loan charge-offs	13	19	17	24	37
Provision for loan losses	7	10	13	12	19
Balance at end of period	$598	$604	$613	$617	$629

Allowance for loan losses as a percentage of total loans	1.32%	1.37%	1.35%	1.37%	1.37%

Net loan charge-offs as a percentage of average total loans	0.12	0.18	0.15	0.21	0.34

(a)	Primarily charge-offs of loans to real estate developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2013				2012
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$34	$36	$36	$32	$35
Add: Provision for credit losses on lending-related commitments	2	(2)	—	4	(3)
Balance at end of period	$36	$34	$36	$36	$32

Unfunded lending-related commitments sold	$1	$2	$1	$2	$—

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2013				2012
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$81	$107	$102	$102	$103
Real estate construction:
Commercial Real Estate business line (a)	20	24	26	30	30
Other business lines (b)	1	1	2	3	3
Total real estate construction	21	25	28	33	33
Commercial mortgage:
Commercial Real Estate business line (a)	51	67	69	86	94
Other business lines (b)	105	139	157	178	181
Total commercial mortgage	156	206	226	264	275
Lease financing	—	—	—	—	3
International	4	—	—	—	—
Total nonaccrual business loans	262	338	356	399	414
Retail loans:
Residential mortgage	53	63	62	65	70
Consumer:
Home equity	33	34	28	28	31
Other consumer	2	2	3	2	4
Total consumer	35	36	31	30	35
Total nonaccrual retail loans	88	99	93	95	105
Total nonaccrual loans	350	437	449	494	519
Reduced-rate loans	24	22	22	21	22
Total nonperforming loans (c)	374	459	471	515	541
Foreclosed property	9	19	29	40	54
Total nonperforming assets (c)	$383	$478	$500	$555	$595

Nonperforming loans as a percentage of total loans	0.82%	1.04%	1.04%	1.14%	1.17%
Nonperforming assets as a percentage of total loans and foreclosed property	0.84	1.08	1.10	1.23	1.29
Allowance for loan losses as a percentage of total nonperforming loans	160	131	130	120	116
Loans past due 90 days or more and still accruing	$16	$25	$20	$25	$23

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$437	$449	$494	$519	$665
Loans transferred to nonaccrual (d)	23	50	37	34	36
Nonaccrual business loan gross charge-offs (e)	(33)	(25)	(25)	(34)	(54)
Nonaccrual business loans sold (f)	(14)	(17)	(9)	(7)	(48)
Payments/Other (g)	(63)	(20)	(48)	(18)	(80)
Nonaccrual loans at end of period	$350	$437	$449	$494	$519
(a) Primarily loans to real estate developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$33	$25	$25	$34	$54
Performing criticized loans	3	5	5	—	—
Consumer and residential mortgage loans	5	9	5	4	6
Total gross loan charge-offs	$41	$39	$35	$38	$60
(f) Analysis of loans sold:
Nonaccrual business loans	$14	$17	$9	$7	$48
Performing criticized loans	22	31	40	12	24
Total loans sold	$36	$48	$49	$19	$72
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2013			December 31, 2012
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$27,971	$917	3.28%	$26,224	$903	3.44%
Real estate construction loans	1,486	57	3.85	1,390	62	4.44
Commercial mortgage loans	9,060	372	4.11	9,842	437	4.44
Lease financing	847	27	3.23	864	26	3.01
International loans	1,275	48	3.74	1,272	47	3.73
Residential mortgage loans	1,620	66	4.09	1,505	68	4.55
Consumer loans	2,153	71	3.30	2,209	76	3.42
Total loans (a)	44,412	1,558	3.51	43,306	1,619	3.74

Mortgage-backed securities available-for-sale	9,246	213	2.33	9,446	231	2.52
Other investment securities available-for-sale	391	2	0.48	469	4	0.77
Total investment securities available-for-sale	9,637	215	2.25	9,915	235	2.43

Interest-bearing deposits with banks (b)	4,930	13	0.26	4,128	10	0.26
Other short-term investments	112	1	1.22	134	2	1.65
Total earning assets	59,091	1,787	3.03	57,483	1,866	3.27

Cash and due from banks	987			983
Allowance for loan losses	(622)			(693)
Accrued income and other assets	4,480			4,799
Total assets	$63,936			$62,572

Money market and interest-bearing checking deposits	$21,704	28	0.13	$20,622	35	0.17
Savings deposits	1,657	1	0.03	1,593	1	0.06
Customer certificates of deposit	5,471	23	0.42	5,902	31	0.53
Foreign office time deposits	500	3	0.52	412	3	0.63
Total interest-bearing deposits	29,332	55	0.19	28,529	70	0.25

Short-term borrowings	211	—	0.07	76	—	0.12
Medium- and long-term debt	3,972	57	1.45	4,818	65	1.36
Total interest-bearing sources	33,515	112	0.33	33,423	135	0.41

Noninterest-bearing deposits	22,379			21,004
Accrued expenses and other liabilities	1,074			1,133
Total shareholders' equity	6,968			7,012
Total liabilities and shareholders' equity	$63,936			$62,572

Net interest income/rate spread (FTE)		$1,675	2.70		$1,731	2.86

FTE adjustment		$3			$3

Impact of net noninterest-bearing sources of funds			0.14			0.17
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.84%			3.03%
(a) Accretion of the purchase discount on the acquired loan portfolio of $49 million and $71 million in 2013 and 2012, respectively, increased the net interest margin by 8 basis points and 12 basis points in each respective period.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 23 basis points and 21 basis points in 2013 and 2012, respectively.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$27,683	$228	3.26%	$27,759	$226	3.25%	$27,462	$230	3.33%
Real estate construction loans	1,652	15	3.50	1,522	15	3.78	1,299	15	4.32
Commercial mortgage loans	8,714	101	4.62	8,943	88	3.90	9,519	100	4.22
Lease financing	838	7	3.27	839	7	3.21	839	7	3.27
International loans	1,303	12	3.78	1,252	12	3.76	1,314	12	3.73
Residential mortgage loans	1,679	17	3.97	1,642	17	3.98	1,525	16	4.24
Consumer loans	2,185	18	3.24	2,137	17	3.27	2,161	19	3.38
Total loans (a)	44,054	398	3.58	44,094	382	3.44	44,119	399	3.60

Mortgage-backed securities available-for-sale	8,969	55	2.46	8,989	54	2.41	9,831	55	2.29
Other investment securities available-for-sale	396	—	0.45	391	—	0.43	419	—	0.76
Total investment securities available-for-sale	9,365	55	2.37	9,380	54	2.32	10,250	55	2.22

Interest-bearing deposits with banks (b)	6,400	4	0.26	5,308	4	0.26	4,785	2	0.25
Other short-term investments	105	—	0.69	110	—	0.77	122	1	1.13
Total earning assets	59,924	457	3.03	58,892	440	2.97	59,276	457	3.08

Cash and due from banks	970			1,027			1,030
Allowance for loan losses	(609)			(622)			(654)
Accrued income and other assets	4,320			4,363			4,605
Total assets	$64,605			$63,660			$64,257

Money market and interest-bearing checking deposits	$22,030	6	0.12	$21,894	7	0.13	$20,760	9	0.16
Savings deposits	1,667	—	0.03	1,680	—	0.04	1,603	—	0.03
Customer certificates of deposit	5,078	5	0.38	5,384	6	0.41	5,634	6	0.49
Foreign office time deposits	462	1	0.47	528	—	0.48	527	1	0.60
Total interest-bearing deposits	29,237	12	0.17	29,486	13	0.18	28,524	16	0.22

Short-term borrowings	279	—	0.06	249	—	0.06	70	—	0.12
Medium- and long-term debt	3,563	14	1.53	3,590	14	1.54	4,735	16	1.35
Total interest-bearing sources	33,079	26	0.31	33,325	27	0.32	33,329	32	0.38

Noninterest-bearing deposits	23,532			22,379			22,758
Accrued expenses and other liabilities	984			1,033			1,108
Total shareholders' equity	7,010			6,923			7,062
Total liabilities and shareholders' equity	$64,605			$63,660			$64,257

Net interest income/rate spread (FTE)		$431	2.72		$413	2.65		$425	2.70

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.14			0.14			0.17
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.86%			2.79%			2.87%
(a) Accretion of the purchase discount on the acquired loan portfolio of $23 million, $8 million and $13 million in the fourth and third quarters of 2013 and the fourth quarter of 2012, respectively, increased the net interest margin by 15 basis points, 5 basis points and 9 basis points in each respective period.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 31 basis points and 24 basis points in the fourth and third quarters of 2013, respectively, and by 22 basis points in the fourth quarter of 2012.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2013	2013	2013	2013	2012

Commercial loans:
Floor plan	$3,504	$2,869	$3,241	$2,963	$2,939
Other	25,311	25,028	25,945	25,545	26,574
Total commercial loans	28,815	27,897	29,186	28,508	29,513
Real estate construction loans:
Commercial Real Estate business line (a)	1,447	1,283	1,223	1,185	1,049
Other business lines (b)	315	269	256	211	191
Total real estate construction loans	1,762	1,552	1,479	1,396	1,240
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,678	1,592	1,743	1,812	1,873
Other business lines (b)	7,109	7,193	7,264	7,505	7,599
Total commercial mortgage loans	8,787	8,785	9,007	9,317	9,472
Lease financing	845	829	843	853	859
International loans	1,327	1,286	1,209	1,269	1,293
Residential mortgage loans	1,697	1,650	1,611	1,568	1,527
Consumer loans:
Home equity	1,517	1,501	1,474	1,498	1,537
Other consumer	720	651	650	658	616
Total consumer loans	2,237	2,152	2,124	2,156	2,153
Total loans	$45,470	$44,151	$45,459	$45,067	$46,057

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	16	17	18	19	20
Loan servicing rights	1	1	2	2	2

Tier 1 common capital ratio (c) (d)	10.60%	10.72%	10.43%	10.37%	10.14%
Tier 1 risk-based capital ratio (c)	10.60	10.72	10.43	10.37	10.14
Total risk-based capital ratio (c)	13.05	13.42	13.29	13.41	13.15
Leverage ratio (c)	10.82	10.88	10.81	10.75	10.57
Tangible common equity ratio (d)	10.11	9.87	10.04	9.86	9.76

Common shareholders' equity per share of common stock	$39.39	$37.94	$37.32	$37.41	$36.87
Tangible common equity per share of common stock (d)	35.81	34.38	33.79	33.90	33.38
Market value per share for the quarter:
High	48.69	43.49	40.44	36.99	32.14
Low	38.64	38.56	33.55	30.73	27.72
Close	47.54	39.31	39.83	35.95	30.34

Quarterly ratios:
Return on average common shareholders' equity	8.26%	8.50%	8.23%	7.68%	7.36%
Return on average assets	0.90	0.92	0.90	0.84	0.81
Efficiency ratio (e)	67.55	66.66	66.43	67.58	68.08

Number of banking centers	483	484	484	487	487

Number of employees - full time equivalent	8,948	8,918	8,929	9,001	9,035

(a)	Primarily loans to real estate developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	December 31, 2013 ratios are estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2013	2013	2012

ASSETS
Cash and due from subsidiary bank	$31	$36	$2
Short-term investments with subsidiary bank	482	480	431
Other short-term investments	96	92	88
Investment in subsidiaries, principally banks	7,204	7,008	7,045
Premises and equipment	4	4	4
Other assets	139	134	150
Total assets	$7,956	$7,754	$7,720

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$617	$620	$629
Other liabilities	158	165	149
Total liabilities	775	785	778

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,179	2,171	2,162
Accumulated other comprehensive loss	(391)	(541)	(413)
Retained earnings	6,349	6,239	5,931
Less cost of common stock in treasury - 45,860,786 shares at 12/31/13, 44,483,659 shares at 9/30/13 and 39,889,610 shares at 12/31/12	(2,097)	(2,041)	(1,879)
Total shareholders' equity	7,181	6,969	6,942
Total liabilities and shareholders' equity	$7,956	$7,754	$7,720

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	521	—	521
Other comprehensive loss, net of tax	—	—	—	(57)	—	—	(57)
Cash dividends declared on common stock ($0.55 per share)	—	—	—	—	(106)	—	(106)
Purchase of common stock	(10.2)	—	—	—	—	(308)	(308)
Net issuance of common stock under employee stock plans	1.2	—	(46)	—	(30)	63	(13)
Share-based compensation	—	—	37	—	—	—	37
Other	—	—	1	—	—	(1)	—
BALANCE AT DECEMBER 31, 2012	188.3	$1,141	$2,162	$(413)	$5,931	$(1,879)	$6,942
Net income	—	—	—	—	569	—	569
Other comprehensive income, net of tax	—	—	—	22	—	—	22
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	(126)	—	(126)
Purchase of common stock	(7.5)	—	—	—	—	(291)	(291)
Net issuance of common stock under employee stock plans	1.5	—	(17)	—	(25)	72	30
Share-based compensation	—	—	35	—	—	—	35
Other	—	—	(1)	—	—	1	—
BALANCE AT DECEMBER 31, 2013	182.3	$1,141	$2,179	$(391)	$6,349	$(2,097)	$7,181

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended December 31, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$387	$150	$47	$(161)	$8	$431
Provision for credit losses	24	(8)	(9)	—	2	9
Noninterest income	80	43	61	14	6	204
Noninterest expenses	151	180	82	2	14	429
Provision (benefit) for income taxes (FTE)	92	7	12	(57)	(2)	52
Net income (loss)	$200	$14	$23	$(92)	$—	$145
Net credit-related charge-offs	$6	$4	$3	—	—	$13

Selected average balances:
Assets	$35,042	$5,997	$4,873	$11,032	$7,661	$64,605
Loans	34,020	5,323	4,711	—	—	44,054
Deposits	26,873	21,438	3,933	323	202	52,769

Statistical data:
Return on average assets (a)	2.29%	0.25%	1.86%	N/M	N/M	0.90%
Efficiency ratio (b)	32.23	93.18	75.84	N/M	N/M	67.55

	Business	Retail	Wealth
Three Months Ended September 30, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$368	$151	$45	$(159)	$8	$413
Provision for credit losses	(1)	10	1	—	(2)	8
Noninterest income	89	45	61	18	1	214
Noninterest expenses	153	177	81	2	4	417
Provision (benefit) for income taxes (FTE)	96	3	9	(56)	3	55
Net income (loss)	$209	$6	$15	$(87)	$4	$147
Net credit-related charge-offs	$9	$7	$3	—	—	$19

Selected average balances:
Assets	$35,298	$5,967	$4,789	$11,097	$6,509	$63,660
Loans	34,178	5,285	4,631	—	—	44,094
Deposits	26,284	21,257	3,782	319	223	51,865

Statistical data:
Return on average assets (a)	2.38%	0.12%	1.21%	N/M	N/M	0.92%
Efficiency ratio (b)	33.50	90.27	77.22	N/M	N/M	66.66

	Business	Retail	Wealth
Three Months Ended December 31, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$387	$156	$47	$(176)	11	$425
Provision for credit losses	6	7	2	—	1	16
Noninterest income	79	43	65	15	2	204
Noninterest expenses	149	181	84	3	10	427
Provision (benefit) for income taxes (FTE)	102	3	10	(62)	3	56
Net income (loss)	$209	$8	$16	$(102)	$(1)	$130
Net credit-related charge-offs	$26	$6	$5	—	—	$37

Selected average balances:
Assets	$35,359	$5,952	$4,686	$12,137	$6,123	$64,257
Loans	34,325	5,255	4,539	—	—	44,119
Deposits	26,051	20,910	3,798	310	213	51,282

Statistical data:
Return on average assets (a)	2.37%	0.15%	1.35%	N/M	N/M	0.81%
Efficiency ratio (b)	31.93	90.36	76.88	N/M	N/M	68.08
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended December 31, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$187	$176	$147	$74	$(153)	$431
Provision for credit losses	7	(8)	5	3	2	9
Noninterest income	89	37	33	25	20	204
Noninterest expenses	170	100	93	50	16	429
Provision (benefit) for income taxes (FTE)	36	45	30	—	(59)	52
Net income (loss)	$63	$76	$52	$46	$(92)	$145
Net credit-related charge-offs (recoveries)	$(4)	$(2)	$13	$6	$—	$13

Selected average balances:
Assets	$13,712	$14,710	$10,458	$7,032	$18,693	$64,605
Loans	13,323	14,431	9,766	6,534	—	44,054
Deposits	20,501	15,219	10,536	5,988	525	52,769

Statistical data:
Return on average assets (a)	1.18%	1.87%	1.76%	2.65%	N/M	0.90%
Efficiency ratio (b)	61.53	47.00	51.71	49.70	N/M	67.55

				Other	Finance
Three Months Ended September 30, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$186	$171	$129	$78	$(151)	$413
Provision for credit losses	(8)	(3)	17	4	(2)	8
Noninterest income	88	42	35	30	19	214
Noninterest expenses	167	101	92	51	6	417
Provision (benefit) for income taxes (FTE)	42	44	20	2	(53)	55
Net income (loss)	$73	$71	$35	$51	$(83)	$147
Net credit-related charge-offs	$1	$8	$4	$6	$—	$19

Selected average balances:
Assets	$13,744	$14,245	$10,642	$7,423	$17,606	$63,660
Loans	13,276	14,002	9,942	6,874	—	44,094
Deposits	20,465	14,567	10,298	5,993	542	51,865

Statistical data:
Return on average assets (a)	1.38%	1.84%	1.21%	2.73%	N/M	0.92%
Efficiency ratio (b)	60.89	47.37	56.52	47.65	N/M	66.66

				Other	Finance
Three Months Ended December 31, 2012	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$192	$178	$136	$84	$(165)	$425
Provision for credit losses	(8)	7	4	12	1	16
Noninterest income	97	35	31	24	17	204
Noninterest expenses	180	100	90	44	13	427
Provision (benefit) for income taxes (FTE)	43	44	26	2	(59)	56
Net income (loss)	$74	$62	$47	$50	$(103)	$130
Net credit-related charge-offs	$1	$12	$5	$19	$—	$37

Selected average balances:
Assets	$13,782	$13,549	$10,554	$8,112	$18,260	$64,257
Loans	13,415	13,275	9,818	7,611	—	44,119
Deposits	20,019	15,457	9,809	5,474	523	51,282

Statistical data:
Return on average assets (a)	1.42%	1.50%	1.71%	2.48%	N/M	0.81%
Efficiency ratio (b)	62.14	47.04	53.87	41.38	N/M	68.08
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollar amounts in millions)	2013	2013	2013	2013	2012

Tier 1 Common Capital Ratio:
Tier 1 and Tier 1 common capital (a) (b)	$6,924	$6,862	$6,800	$6,748	$6,705

Risk-weighted assets (a) (b)	$65,301	$64,027	$65,220	$65,099	$66,115

Tier 1 and Tier 1 common risk-based capital ratio (b)	10.60%	10.72%	10.43%	10.37%	10.14%

Basel III Tier 1 Common Capital Ratio:
Tier 1 common capital (b)	$6,924	$6,862	$6,800	$6,748	$6,705
Basel III adjustments (c)	(6)	(4)	—	(1)	(39)
Basel III Tier 1 common capital (c)	6,918	6,858	6,800	6,747	6,666

Risk-weighted assets (a) (b)	$65,301	$64,027	$65,220	$65,099	$66,115
Basel III adjustments (c)	1,735	1,726	2,091	1,996	1,854
Basel III risk-weighted assets (c)	$67,036	$65,753	$67,311	$67,095	$67,969

Tier 1 common capital ratio (b)	10.6%	10.7%	10.4%	10.4%	10.1%
Basel III Tier 1 common capital ratio (c)	10.3	10.4	10.1	10.1	9.8

Tangible Common Equity Ratio:
Common shareholders' equity	$7,181	$6,969	$6,911	$6,988	$6,942
Less:
Goodwill	635	635	635	635	635
Other intangible assets	17	18	20	21	22
Tangible common equity	$6,529	$6,316	$6,256	$6,332	$6,285

Total assets	$65,210	$64,670	$62,947	$64,885	$65,069
Less:
Goodwill	635	635	635	635	635
Other intangible assets	17	18	20	21	22
Tangible assets	$64,558	$64,017	$62,292	$64,229	$64,412

Common equity ratio	11.01%	10.78%	10.98%	10.77%	10.67%
Tangible common equity ratio	10.11	9.87	10.04	9.86	9.76

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,181	$6,969	$6,911	$6,988	$6,942
Tangible common equity	6,529	6,316	6,256	6,332	6,285

Shares of common stock outstanding (in millions)	182	184	185	187	188

Common shareholders' equity per share of common stock	$39.39	$37.94	$37.32	$37.41	$36.87
Tangible common equity per share of common stock	35.81	34.38	33.79	33.90	33.38
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) December 31, 2013 Tier 1 capital and risk-weighted assets are estimated.
(c) Estimated ratios based on the standardized approach in the final rule for the U.S. adoption of the Basel III regulatory capital framework and excluding most elements of AOCI.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The Basel III Tier 1 common capital ratio further adjusts Tier 1 common capital and risk-weighted assets to account for the final rule approved by U.S. banking regulators in July 2013 for the U.S. adoption of the Basel III regulatory capital framework. The final Basel III capital rules are effective January 1, 2015 for banking organizations subject to the standardized approach. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.